Exhibit 99.2

PHI, Inc. Takes Action to Address Maturing Debt, Strengthen its Liquidity and Balance Sheet, and Position the Company for Long-Term Success

Principal U.S. Entities file Voluntary Chapter 11 Petitions

All Businesses to Continue Operating as Usual

Company Strengthens Liquidity with $70 Million Financing from Blue Torch Capital LLC

PHI Expects to Emerge with More Sustainable Debt Structure to Support Long-Term Success

LAFAYETTE, LOUISIANA, March 14, 2019 – PHI, Inc. (The Nasdaq Select Global Market: PHII (voting); PHIIK (non-voting)) (“PHI” or “the Company”) today announced that PHI and its principal U.S. entities filed for voluntary Chapter 11 protection in the U.S. Bankruptcy Court for the Northern District of Texas to address the upcoming maturity of PHI’s unsecured senior notes and strengthen its balance sheet in order to best position PHI for future success.

All of PHI’s businesses are operating in the ordinary course and are anticipated to continue to do so for the duration of the Chapter 11 process. In the view of both PHI’s Board and management team, this is the best course of action to promote the Company’s financial wellbeing, strengthen its competitive position in the industry, and advance the interests of PHI and its stakeholders, while maintaining the Company’s commitments to its customers and, above all, the safety of its employees and passengers. With existing cash on hand and the net proceeds from the $70 million in funding the Company received on March 13, 2019 under its new term loan with Blue Torch Capital LLC, as well as ongoing cash flows from operations, PHI expects to have sufficient liquidity to continue its business operations uninterrupted. As always, PHI is resolute in its commitment to its core values of safety, quality, efficiency and customer service during this period of reorganization and into the future. The Company’s management is confident that PHI will complete this process as a stronger company, employer, and business partner.

The Company stated: “After working closely with our advisors since the spring of 2018, interacting with our various stakeholders, and carefully evaluating all possible options, the Board concluded that pursuing Chapter 11 protection is the most appropriate course of action to address our matured debt and strengthen our balance sheet. We are confident this will position the entire company for continued leadership in the industry and provide a platform for PHI’s long-term success. We remain fully committed to all of our stakeholders and to operating with the highest standards of safety and quality as we navigate this process, which we believe is the best option for a timely and efficient resolution to our financial situation.”

The Chapter 11 cases include PHI’s principal U.S. entities. PHI’s international operations in Mexico, Canada, Trinidad & Tobago, Cyprus, Ghana, Israel, Saudi Arabia, the Philippines, Australia, and New Zealand are not included in the Chapter 11 cases.

PHI remains in discussions with the holders of its $500 million in unsecured notes and their advisors to consider alternatives to address PHI’s outstanding debt obligations. The Company is also engaged in ongoing discussions with its various lessors to address certain of its above-market lease obligations. Importantly, the Company believes that its creditors and lessors will be supportive of PHI and its prospective business strategy and, to that end, anticipates filing a plan of reorganization in the early stages of the Chapter 11 process.

PHI has filed a series of motions that, subject to Court approval, will allow it to maintain its usual employee compensation and benefit programs, make payments for goods and services in the normal course, and otherwise operate its business as usual. These motions are typical in a Chapter 11 process and the Company does not anticipate any opposition to its motions.

PHI, Inc. is working to emerge from bankruptcy in the summer of 2019 with a significantly reduced and more sustainable debt structure that will position the Company for long-term success.

Additional information about the Chapter 11 cases can be found by visiting PHI’s dedicated microsite: https://restructuring.phihelico.com. Claims information can be found at: https://cases.primeclerk.com/PHI. PHI has also established a hotline to ensure a prompt response to questions, which may be accessed at +1 (844) 216-8745 in the U.S. and Canada or by dialing +1 (347) 761-3249 internationally.

PHI, Inc. is advised in this matter by Houlihan Lokey, FTI Consulting, DLA Piper, and Jones Walker.

ABOUT PHI, INC.

PHI, Inc. is one of the world’s leading helicopter services companies, operating over 240 aircraft in over 70 locations around the world. Known industry wide for the relentless pursuit of safe, reliable helicopter transportation, PHI offers services to the offshore Oil and Gas, Air Medical applications, and Technical Services applications around the world. The highly trained pilots, maintenance technicians, clinicians and diverse professional talent across the organization gives the company a great depth in all areas of operation and is composed of highly skilled, dedicated, and loyal employees. In addition to operations in the United States, the company has operated in 43 foreign countries and continues to operate for customers across the globe. PHI’s Headquarters are in Lafayette, Louisiana USA and PHI employs approximately 2,200 personnel globally.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are “forward-looking” statements, as defined by (and subject to the “safe harbor” protections under) the federal securities laws. When used herein, the words “anticipates,” “expects,” “believes,” “seeks,” “hopes,” “intends,” “plans,” “projects,” “will” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of judgments and assumptions as of the date such statements are made about future events, many of which are beyond PHI’s control. These forward-looking statements, and the assumptions on which they are based, (i) are not guarantees of future events, (ii) are inherently speculative and (iii) are subject to significant risks and uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied by PHI in those statements if one or more of these risks or uncertainties materialize, or if PHI’s underlying assumptions prove incorrect. All of PHI’s forward-looking statements are qualified in their entirety by reference to PHI’s discussion of certain important factors that could cause PHI’s actual results to differ materially from those anticipated, estimated, projected or implied in those forward-looking statements.

Factors that could cause PHI’s results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the Chapter 11 cases, including but not limited to, PHI’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, the effects of the Chapter 11 cases on PHI and its various constituents, the impact of the Bankruptcy Court rulings in the Chapter 11 cases, PHI’s ability to develop and implement a plan of reorganization that will be approved by the Bankruptcy Court and the ultimate outcome of the Chapter 11 cases in general, the length of time PHI will operate under the Chapter 11 cases, attendant risks associated with restrictions on PHI’s ability to pursue and execute its business strategies, risks associated with third-party motions in the Chapter 11 cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, the potential material adverse effect of claims that are not discharged in the Chapter 11 Cases, uncertainty regarding the Company’s ability to retain key personnel, the uncertainty and continuing risks associated with the Company’s ability to achieve its stated goals and continue as a going concern; PHI’s ability to implement operational improvement efficiencies; the trading price and volatility of the Company’s common stock and risks related to PHI’s potential delisting from Nasdaq as well as other risks referenced from time to time in PHI’s filings with the U.S. Securities and Exchange Commission.

Additional factors or risks that PHI currently deems immaterial, that are not presently known to PHI, that arise in the future or that are not specific to PHI could also cause PHI’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned not to unduly rely upon PHI’s forward-looking statements, which speak only as of the date made. PHI undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Further, PHI may make changes to its intentions or plans at any time, without notice and for any reason, and can provide no assurances as to the ultimate outcome of the Chapter 11 cases.

Media Contact:

FTI Consulting – Rachel Chesley

Rachel.Chesley@fticonsulting.com

+1 (212) 850-5681

Investor Contact:

PHIinfo@primeclerk.com

+1 (844) 216-8745

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